NUMBER: 344472

CERTIFICATE

OF

CHANGE OF NAME

COMPANY ACT

CANADA
PROVINCE OF BRITISH COLUMBIA

I Hereby Certify that
SARABAT GOLD CORPORATION

has this day changed its name to
CONSOLIDATED SARABAT GOLD CORPORATION

Issued under my hand at Victoria, British Columbia
on December 03, 1996

JOHN S. POWELL
Registrar of Companies